[LOGO FOR NATIONAL CITY BANCORPORATION]

                                      1996

                                 FIRST QUARTER
                                     REPORT
                                  THREE MONTHS
                                     ENDED
                                 MARCH 31, 1996


TO OUR STOCKHOLDERS:

Net earnings for the first quarter ended March 31, 1996 were $2,839,000 or $0.42 per share, up 18 percent from $2,410,000 and $0.36 per share for the first quarter of 1995.

Net interest income for the first quarter was $9,700,000, up $1,003,000 from the first quarter of 1995. The increased net interest income reflects a volume growth in loans and securities partially offset by a decrease in the net interest margin. The tax-equivalent net interest margin was 5.44 percent for the first quarter compared with 5.73 percent for the same period last year. Noninterest income was up $499,000. Deposit service charges, trust income, mortgage origination fees and fees from the sale of investment products were all up from 1995. Noninterest expense was up $316,000 reflecting increased occupancy and relocation expense. The Company relocated its offices from 75 South Fifth Street to 651 Nicollet Mall, in Gaviidae Common, during the first quarter of 1996 and the increased occupancy and relocation expenses were planned. The actual expenses are at or below what was planned.

Net loan charge-offs for the first quarter were $37,000 compared with the net loan charge-offs of $34,000 in the same period last year. The Company's reserve for loan losses at quarter-end was $9,000,000 or 1.62 percent of loans outstanding compared to $8,602,000 and 1.49 percent at December 31, 1995. Nonaccrual loans totaled $4.1 million or .74 percent of total loans at March 31, 1996 compared with $3.7 million or .67 percent of total loans at December 31, 1995. The allowance for loan losses as a percent of nonaccrual loans was 219 percent at March 31, 1996 compared with 231 percent at December 31, 1995.

At the Annual Stockholders' meeting held on April 15, 1996, Wendell R. Anderson, John H. Daniels, Jr., David C. Malmberg and Walter E. Meadley, Jr. were re-elected to the Board of Directors. The Directors also declared a 10 percent stock dividend to stockholders of record April 29, 1996, payable May 29, 1996.


/s/ David L. Andreas
David L. Andreas
Chairman of the Board and
Chief Executive Officer


NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                  March 31,   December 31,
                                                                     1996         1995
- - ------------------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                                         $  42,327    $  42,006
  Federal funds sold and resale agreements                              660       25,000
  Available-for-sale securities:
    U.S. Treasury                                                    21,770       21,963
    U.S. Government agencies                                         11,989       12,017
    Mortgage-backed                                                  88,192       83,192
    Other securities                                                  4,955        4,871
                                                                  ---------    ---------
        Total available-for-sale securities                         126,906      122,043
  Held-to-maturity securities:
    Mortgage-backed                                                  31,858       35,109
    Obligations of states and political subdivisions                    330          642
    Other securities                                                    344          375
                                                                  ---------    ---------
        Total held-to-maturity securities                            32,532       36,126
         (approximate market value: 1996-$32,561; 1995-$36,487)
  Loans                                                             555,240      552,581
    Less allowance for loan losses                                   (9,000)      (8,602)
                                                                  ---------    ---------
      Net loans                                                     546,240      543,979
  Bank premises and equipment                                         8,660        4,312
  Accrued interest receivable                                         6,432        6,335
  Customer acceptance liability                                         925          478
  Other assets                                                       22,086       20,358
                                                                  ---------    ---------
        Total assets                                              $ 786,768    $ 800,637
                                                                  =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Deposits:
    Noninterest bearing                                           $ 117,386    $ 137,766
    Interest bearing                                                296,744      302,219
                                                                  ---------    ---------
        Total deposits                                              414,130      439,985
  Federal funds purchased and repurchase agreements                  99,982      110,535
  Commercial paper                                                   98,706       79,986
  Other short-term borrowed funds                                     8,142        6,687
  Acceptances outstanding                                               925          478
  Other liabilities                                                   9,025        8,812
  Long-term debt                                                     48,120       48,120
                                                                  ---------    ---------
        Total liabilities                                           679,030      694,603

  Stockholders' equity:
    Common stock, par value $1.25
     Authorized shares: 20,000,000
     Issued shares: 1996 - 6,705,808; 1995 - 6,705,808                8,382        8,382
    Additional paid-in capital                                       65,484       65,484
    Unrealized gains (losses) net of tax effect                        (859)         275
    Retained earnings                                                34,742       31,903
                                                                  ---------    ---------
        Subtotal                                                    107,749      106,044
  Less common stock in treasury at cost:
    1996 - 612 shares; 1995 - 562 shares                                (11)         (10)
                                                                  ---------    ---------
        Total stockholders' equity                                  107,738      106,034
                                                                  ---------    ---------
        Total Liabilities and Stockholders' Equity                $ 786,768    $ 800,637
                                                                  =========    =========




NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands except per share)

                                                              Three Months Ended
                                                                   March 31,
                                                             1996            1995
- - ------------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                              $    14,106    $    12,447
  Interest on federal funds sold & resale agreements              212             88
  Interest and dividends on securities:
    Taxable                                                     2,555          2,227
    Exempt from federal income taxes                                9             86
                                                          -----------    -----------
                                                                2,564          2,313
                                                          -----------    -----------
      Total interest income                                    16,882         14,848

INTEREST EXPENSE
  Interest on deposits                                          3,593          2,721
  Interest on short-term borrowed funds                         2,768          2,496
  Interest on long-term debt                                      821            934
                                                          -----------    -----------
      Total interest expense                                    7,182          6,151
                                                          -----------    -----------
      Net interest income                                       9,700          8,697
  Provision for loan losses                                       435             75
                                                          -----------    -----------
  Net interest income after provision for loan losses           9,265          8,622

NONINTEREST INCOME
  Service charges on deposit accounts                             488            428
  Fees for other customer services                                473            359
  Trust department income                                       1,149          1,058
  Gains on sale of securities                                    (122)
  Other                                                           252            140
                                                          -----------    -----------
      Total noninterest income                                  2,362          1,863

NONINTEREST EXPENSES
  Salaries and employee benefits                                3,901          3,766
  Net occupancy expense of bank premises                          675            589
  Equipment rentals, depreciation & maintenance                   679            557
  Other                                                         1,658          1,685
                                                          -----------    -----------
      Total noninterest expense                                 6,913          6,597
                                                          -----------    -----------
  Earnings before taxes                                         4,714          3,888
  Applicable income taxes                                       1,875          1,478
                                                          -----------    -----------
      Net earnings                                        $     2,839    $     2,410
                                                          ===========    ===========

Net earnings per common share                             $      0.42    $      0.36

Average common and common equivalent shares outstanding     6,705,214      6,705,786




NATIONAL CITY BANCORPORATION
CHANGE OF ADDRESS FOR SHAREHOLDER


National City Bank of Minneapolis
Stock Transfer Department
P.O. Box E1919
Minneapolis, Minnesota 55480-1919

PLEASE CHANGE MY ADDRESS TO:

Name  _____________________________________________________________________
(PRINT NAME EXACTLY AS IT APPEARS ON STOCK CERTIFICATE)

STREET ____________________________________________________________________
CITY   ____________________________________________________________________
STATE  _____________________________ ZIP CODE  ____________________________
DATE   ____________________________________________________________________

                                  OLD ADDRESS

STREET ____________________________________________________________________
CITY   ____________________________________________________________________
STATE  _____________________________ ZIP CODE  ____________________________
SIGNATURE  ________________________________________________________________



DIRECTORS OF NATIONAL CITY
BANCORPORATION
David L. Andreas
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation

Wendell R. Anderson*
PARTNER
Larkin, Hoffman, Daly and
Lindgren Ltd.

L.W. Andreas
RETIRED CHAIRMAN OF
THE BOARD and
CHIEF EXECUTIVE OFFICER
National City Bancorporation

Terry L. Andreas
CHAIRMAN OF THE BOARD
School for Field Studies
Beverly, Massachusetts

Marvin Borman*
PARTNER
Maslon, Edelman, Borman
and Brand

Kenneth H. Dahlberg
CHAIRMAN OF THE BOARD
Dahlberg, Inc.

John H. Daniels, Jr.*
PARTNER
Willeke and Daniels

Thomas E. Holloran*
PROFESSOR, GRADUATE PROGRAMS
IN MANAGEMENT
University of St. Thomas

C. Bernard Jacobs
RETIRED PRESIDENT AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation
RETIRED CHAIRMAN OF THE BOARD
National City Bank

David C. Malmberg
NON-EXECUTIVE CHAIRMAN
OF THE BOARD
National City Bank

Walter E. Meadley, Jr.
RETIRED VICE CHAIRMAN
OF THE BOARD
National City Bank

Roger H. Scherer*
CHAIRMAN OF THE BOARD
Scherer Bros. Lumber Company

* Members of the Audit Committee


OFFICERS OF NATIONAL CITY
BANCORPORATION

David L. Andreas
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

Thomas J. Freed
SECRETARY AND COMPTROLLER

David H. North
ACCOUNTING OFFICER


PRINCIPAL OFFICERS OF
SUBSIDIARIES

DIVERSIFIED BUSINESS
CREDIT INC.

David L. Andreas
CHAIRMAN OF THE BOARD

Robert L. Olson
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

NATIONAL CITY BANK
OF MINNEAPOLIS

David C. Malmberg
NON-EXECUTIVE CHAIRMAN
OF THE BOARD

David L. Andreas
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

William J. Klein
EXECUTIVE VICE PRESIDENT
CLIENT SERVICES

Steven C. Bloom
SENIOR VICE PRESIDENT
HUMAN RESOURCES

Jean J. Chaput
SENIOR VICE PRESIDENT
TRUST

Thomas J. Freed
SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

Donald W. Kjonaas
SENIOR VICE PRESIDENT
OPERATIONS



FINANCIAL HIGHLIGHTS
(in thousands except per share)

                               First Quarter Ended
                                    March 31,
                              ------------------------        Percent
                                 1996           1995          Change
                              --------       ---------        ------

EARNINGS:
 Net interest income          $  9,700       $  8,697          12%
 Net earnings                    2,839          2,410          18%

EARNINGS PER COMMON SHARE:
 Net earnings                 $   0.42       $   0.36


                              March 31,     December 31,
                                1996           1995
                              ---------     ----------
BALANCE SHEET ITEMS
   Total assets               $786,768       $800,637          -2%
   Loans                       555,240        552,581
   Deposits                    414,130        439,985          -6%
   Stockholders equity         107,738        106,034           2%
   Book value per share          16.07          15.81
    (adjusted for stock dividends)



NATIONAL CITY BANCORPORATION                                       BULK RATE
651 Nicollet Mall                                                 U.S. POSTAGE
Minneapolis, Minnesota 55402-1611                                     PAID
Telephone 612-904-8503                                           MINNEAPOLIS, MN
                                                                 PERMIT NO. 2816